UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

C-COR INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

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     Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IMPORTANT SPECIAL MEETING
YOUR VOTE IS IMPORTANT
November 21, 2007
Dear Fellow Shareholder:
     We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of C-COR Incorporated (“C-COR” or the “Company”) to be held on December 14, 2007. Your vote is important regardless of the number of shares you own. Please vote your proxy today.
     On September 23, 2007, ARRIS Group, Inc. (“ARRIS”) and C-COR entered into a merger agreement providing for the acquisition of C-COR by means of a merger of C-COR into a wholly owned subsidiary of ARRIS. As described in detail in the joint proxy statement/prospectus previously sent to you, your board and management believe that the merger transaction offers compelling benefits for shareholders of C-COR.
     Under the merger agreement, C-COR shareholders will have the right to elect to receive either $13.75 in cash or 0.9642 of a share of ARRIS common stock for each share of C-COR common stock they own. The stock portion of the merger consideration is subject to adjustment in the event the average closing price of ARRIS’ common stock over the ten trading-day period ending three trading days prior to the closing of the merger is less than $12.83 or more than $15.69 per share. ARRIS and C-COR have agreed that approximately 49% of the shares of C-COR common stock outstanding immediately before completion of the merger will be converted into the right to receive the stock consideration (although a small portion of that consideration may be paid in cash) and the remaining approximately 51% of the shares will be converted into the right to receive the cash consideration. Therefore, the cash and stock elections that C-COR shareholders make with respect to their shares will be subject to proration to achieve this allocation.
     At the C-COR meeting, C-COR shareholders are being asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 23, 2007, by and among C-COR, ARRIS and Merger Sub, as that agreement may be amended, and to consider and vote on any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement.
     The C-COR Board of Directors unanimously recommends that C-COR shareholders vote FOR the proposal to adopt the agreement and plan of merger and FOR any proposal to adjourn or postpone the C-COR meeting to solicit additional proxies.
     The vote of all shareholders is important. Please submit your vote in this important matter by voting — by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your board of directors, thank you for your cooperation and continued support.

Sincerely,

David A. Woodle Chairman and Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call 1-800-776-9437 using a touch-tone telephone. Have the control number listed on your proxy card ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.voteproxy.com. Have the control number listed on your proxy card ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy card in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card today. Internet and telephone voting are also available. Please refer to your proxy card for instructions. Please vote your shares without delay. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting C-COR, toll-free at 1-888-644-6071.

IMPORTANT SPECIAL MEETING
YOUR VOTE IS IMPORTANT
November 21, 2007
Dear Fellow Shareholders:
     We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of C-COR Incorporated (“C-COR” or the “Company”) to be held on December 14, 2007. Your vote is important regardless of the number of shares you own. Please vote your proxy today.
     On September 23, 2007, ARRIS Group, Inc. (“ARRIS”) and C-COR entered into a merger agreement providing for the acquisition of C-COR by means of a merger of C-COR into a wholly owned subsidiary of ARRIS. As described in detail in the joint proxy statement/prospectus previously sent to you, your board and management believe that the merger transaction offers compelling benefits for shareholders of C-COR.
     Under the merger agreement, C-COR shareholders will have the right to elect to receive either $13.75 in cash or 0.9642 of a share of ARRIS common stock for each share of C-COR common stock they own. The stock portion of the merger consideration is subject to adjustment in the event the average closing price of ARRIS’ common stock over the ten trading-day period ending three trading days prior to the closing of the merger is less than $12.83 or more than $15.69 per share. ARRIS and C-COR have agreed that approximately 49% of the shares of C-COR common stock outstanding immediately before completion of the merger will be converted into the right to receive the stock consideration (although a small portion of that consideration may be paid in cash) and the remaining approximately 51% of the shares will be converted into the right to receive the cash consideration. Therefore, the cash and stock elections that C-COR shareholders make with respect to their shares will be subject to proration to achieve this allocation.
     At the C-COR meeting, C-COR shareholders are being asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 23, 2007, by and among C-COR, ARRIS and Merger Sub, as that agreement may be amended, and to consider and vote on any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement.
     The C-COR Board of Directors unanimously recommends that C-COR shareholders vote FOR the proposal to adopt the agreement and plan of merger and FOR any proposal to adjourn or postpone the C-COR meeting to solicit additional proxies.
     The vote of all shareholders is important. Please submit your vote in this important matter by voting — by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your board of directors, thank you for your cooperation and continued support.

Sincerely,

David A. Woodle
Chairman and Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call 1-800-454-8683 using a touch-tone telephone. Have the control number listed on your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com. Have the control number listed on your voting instruction form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your voting instruction form today. Internet and telephone voting are also available. Please refer to your voting instruction form for instructions. Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your voting instruction form without delay. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting C-COR, toll-free at 1-888-644-6071.